UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
July 19, 2006
Date of Report
West Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-21771 (Commission File Number)	47-0777362 (I.R.S. Employer Identification No.)
11808 Miracle Hills Drive, Omaha, Nebraska 68154
(Address of principal executive offices)
Registrant’s telephone number, including area code: (402) 963-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4))

Item 2.02 Results of Operations and Financial Condition.
     On July 19, 2006, West Corporation (the “Company”) issued a press release reporting results of operations for the three and six months ended June 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.
Item 8.01 Other Events
     The following disclosure contained in the July 19, 2006 press release (attached as Exhibit 99.1) may be deemed to be solicitation material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934:
Proposed Recapitalization
On May 31, 2006, West Corporation entered into a definitive agreement to recapitalize the Company in a transaction sponsored by an investor group led by Thomas H. Lee Partners and Quadrangle Group LLC.
Preliminary proxy materials were filed with the SEC on July 13, 2006. The transaction is currently expected to close in the fourth quarter of 2006 and is subject to customary closing conditions including the approval of West Corporation’s stockholders.
Except for the information provided above under this Item 8.01, the information contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

99.1	Press release, dated July 19, 2006, reporting results of operations for the three and six months ended June 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION
Dated: July 19, 2006	By:	/s/ Paul M. Mendlik
Paul M. Mendlik
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated July 19, 2006 reporting results of operations for the three and six months ended June 30, 2006.